UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2016

MENDOCINO BREWING COMPANY, INC.

(Exact name of issuer as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of principal executive offices)	(Zip Code)

(707) 463-6610

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

At the annual meeting of shareholders held by Mendocino Brewing Company, Inc. (the “Company”) on January 14, 2016, in Ukiah, California, the Company’s shareholders voted on the two proposals listed below. The proposals are described in detail in the Company’s Proxy Statement dated December 16, 2015.

The results of the voting on each proposal is set forth below:

1. To elect nine (9) directors to hold office until the next annual meeting or until their successors are duly elected and qualified.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES*	% OF VOTES CAST FOR

Joseph S Cannata	11,049,160	86,696	15,533	534,622	99.22%
James H Grossman	11,049,887	86,869	14,633	534,622	99.22%
Scott R. Heldfond	11,070,452	46,479	34,458	534,622	99.58%
H. Michael Laybourn	11,108,567	39,056	3,766	534,622	99.65%
Dr. Vijay Mallya	11,047,996	90,180	13,213	534,622	99.19%
Jerome G. Merchant	11,070,239	66,501	14,649	534,622	99.40%
Sury Rao Palamand	11,048,296	88,694	14,399	534,622	99.20%
Kent D. Price	11,069,014	66,726	15,649	534,622	99.40%
Yashpal Singh	11,047,146	89,494	14,749	534,622	99.20%

* Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

2. To ratify the appointment of RBSM, LLP, the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2014.

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST FOR

11,601,610	66,199	18,202	0	99.43%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: January 20, 2016	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary

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